SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                               FORM 8-K/A (No. 1)
                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 24, 2011

                             GREEN ST. ENERGY, INC.
             (Exact name of registrant as specified in its charter)

      Delaware                          00-19944            36-3809819
   (State or other                 (Commission File       (IRS Employer
jurisdiction of Number)           Identification No.)
  incorporation)

                       123 Green St., Tehachapi, CA 93561

              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (310) 556-9688


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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ITEM 4.01 CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANTS.

(1) On January 24, 2011, the Company's independent registered public accounting firm MSPC Certified Public Accountants and Advisors P.C. ("MSPC") resigned and advised the Securities and Exchange Commission ("Commission") that the client-auditor relationship with the Company had ceased as of that date. The decision to change accountants was not recommended or approved by the Board of Directors, and the Company does not presently have an audit committee.

MSPC had previously been retained as the Company's independent registered public accounting firm effective May 19, 2009. Since retaining MSPC, the Company has not filed an Annual Report on Form 10-K and as such MSPC has not issued any audit report on the Company's consolidated financial statements.

During the period that MSPC served as independent registered public accounting firm, there were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused MSPC to make reference to the subject matter of the disagreement. Additionally, through the date the client-auditor relationship ceased, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MSPC a copy of the disclosures contained herein prior to the filing of this current report and have requested that MSPC issue a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein. MSPC has agreed with the disclosures contained in this Form 8-K/A and a copy of the letter issued to the Commission is included as Exhibit 16.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

    Exhibit No.    Description

      16.1 MSPC Certified Public Accountants and Advisors P.C. Letter dated February 24, 2011 addressed to the Commission regarding agreement with 8-K.



                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               By /s/ Anthony J. Cataldo
                                                    Anthony J. Cataldo
                                                    Chief Executive Officer
Dated: February 24, 2011